Exhibit 99.1

PRESS RELEASE

For Immediate Release

Company Contact:

Stem Cell Therapy International, Inc.

David Stark, President

Info@scticorp.com

STEM CELL THERAPY INTERNATIONAL INC. (SOON TO BE “AMSTEM”)

ANNOUNCES NEW STEM CELL PRODUCT

TAMPA, Fla. – April 2, 2009 – Today, Stem Cell Therapy International Inc. (SCII) – soon to be known as AmStem International after a successful merger with Histostem Ltd, of South Korea (“the Company”) – is proud to announce its first new product, a cosmetic face cream made with stem cells.

“This will launch AmStem into the multi billion dollar annual wholesale cosmetic market,” informed David Stark, President of AmStem. “It will also provide an influx of capital to our new business, to provide a boost for launching our plans for expansion in other areas.”

The stem cell face cream is to be sold wholesale to major cosmetic distributors worldwide; focusing on the U.S. and European Union. Mr. Stark’s proven experience with regulatory agencies – he is an accredited college professor, teaching a course in U.S. regulations – will provide the insight and guidance needed to clear the hurdles for bringing this new product to millions.

“Our new stem cell face cream is an end result of many years in the laboratory, where our stem cell lines have been developed from our own cord blood repository,” explained Dr. Hoon Han, CEO of Histostem, Ltd. in South Korea. “Our own studies have shown that this cream is safe and effective in rejuvenating the skin and providing excellent health for facial tissues.”

“I’m very excited about being able to hit the ground running with our new Company,” added Mr. Stark. “This will be the first of many innovations that AmStem will bring to the booming market for stem cells, and with our power base as the world’s largest repository of cord blood, we have the depth and resources to generate even more products from our GMP-ready facilities.”

About Stem Cell Therapy International, Inc.

Stem Cell Therapy International, Inc. (‘SCII’) is in the field of regenerative medicine. SCII is a company devoted to the treatment of patients with stem cell transplantation therapy as well as providing the supplies of biological solutions containing new lines of stem cell products. Further information about Stem Cell Therapy International, Inc. can be found at its website www.scticorp.com.

About Histostem Corporation, Ltd:

Histostem, Co., Ltd. started in Seoul, Korea in 2000. To date it has treated more than 500 patients with stem cells and currently have 56 full-time employees and 28 part-time employees. Histostem’s intellectual property portfolio consists of five patents that have been granted and 6 patents pending. To its knowledge Histostem is one of the very few stem cell companies in the world currently earning several million dollars in income from its products and technology. A comprehensive list of Histostem’s achievements can be found at the company’s website http://www.histostem.co.kr (click on English version when entering the site).

Forward-Looking Statements

Some of the statements included in this press release, particularly those anticipating future clinical and business prospects for Stem Cell Therapy International, Inc. may be forward-looking statements that involve a number of risks and uncertainties. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Among the factors that could cause our actual results to differ materially are the following: our ability to obtain necessary capital, our ability to successfully complete the merger, successfully complete clinical trials; our ability to meet anticipated development timelines, our ability to establish global market for the cord blood cells, clinical trial results, successfully consummate future acquisitions, manufacturing capabilities or other factors; and other risk factors identified from time to time in our reports filed with the Securities and Exchange Commission. Any forward-looking statements set forth in this press release speak only as of the date of this press release. We do not intend to update any of these forward-looking statements to reflect events or circumstances that occur after the date hereof.